Exhibit 99.2

Mallinckrodt Pharmaceuticals

C/O MALLINCKRODT PLC
COMPANY SECRETARY
COLLEGE BUSINESS & TECHNOLOGY PARK
CRUISERATH, BLANCHARDSTOWN
DUBLIN 15, IRELAND

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on [June 12, 2025]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on [June 12, 2025]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. U.S. Eastern Time on [June 12, 2025].

If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card.

SEPARATE PROXIES ARE ENCLOSED FOR YOUR RESPECTIVE COURT MEETING AND THE EXTRAORDINARY GENERAL MEETING. PLEASE ENSURE THAT YOU VOTE BOTH PROXIES.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75296-S14357

MALLINCKRODT PLC

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Extraordinary General Meeting Proxy Card

The Board of Directors recommends you vote FOR each of the following proposals at the Extraordinary General Meeting:

THE FULL TEXT OF THESE RESOLUTIONS IS CONTAINED IN THE ACCOMPANYING NOTICE OF EXTRAORDINARY GENERAL MEETING AND INCORPORATED HEREIN BY REFERENCE AS IF SET FORTH IN FULL AND QUALIFIES EACH OF THE FOLLOWING RESOLUTIONS BELOW.

		For	Against	Abstain
1.	Resolution 1: Approve the scheme of arrangement and authorize the directors of Mallinckrodt to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.	☐	☐	☐
2.	Resolution 2: Approve the amendment to the Article 6 of the existing Mallinckrodt articles of association pursuant to the scheme.	☐	☐	☐
3.	Resolution 3: Approve, subject to and conditional upon the adoption of Resolutions 1 and 2 and the scheme of arrangement becoming effective, the variation and increase of Mallinckrodt's authorized share capital by the creation of a new class of preferred shares of US$500,000,000 Preferred Shares of US$0.01 each, such that post-completion the authorized share capital of Mallinckrodt shall be US$10,000,000 and €25,000 divided into 500,000,000 Ordinary Shares of US$0.01 each, 500,000,000 Preferred Shares of US$0.01 each and 25,000 Ordinary A Shares of €1.00 each.	☐	☐	☐
4.	Resolution 4: Approve, subject to the approval of Resolutions 1, 2 and 3, and the scheme of arrangement becoming effective, the amendment to Clause 4 of Mallinckrodt's memorandum of association to reflect the variation and increase in Mallinckrodt's authorized share capital.	☐	☐	☐
5.	Resolution 5:			
5a.	approve, subject to the approval of Resolutions 1, 2, 3 and 4, and the scheme of arrangement becoming effective, and the approval of each of the following Resolutions 5(b)-(i), the adoption of the new Mallinckrodt articles of association through the approval of the following resolutions;	☐	☐	☐
5b.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a), and 5(c)-(i), the amendment to certain provisions related to Mallinckrodt's capital structure including to remove non- statutory pre-emption rights and to introduce provisions related to the rights attaching to the Preferred Shares;	☐	☐	☐
5c.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(b), and 5(d)-(i), the amendments to the provisions regarding dealings in transfers and registration of Mallinckrodt shares;	☐	☐	☐
5d.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(c), and 5(e)-(i), the amendments to the provisions regarding Mallinckrodt shareholder meetings;	☐	☐	☐
5e.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(d), and 5(f)-(i), the amendments to the provisions regarding transactions involving Mallinckrodt;	☐	☐	☐
5f.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(e), and 5(g)-(i), the amendments to the provisions regarding proceedings of Mallinckrodt directors;	☐	☐	☐
5g.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(f), and 5(h)-(i), the amendments to the provisions regarding appointment and removal of Mallinckrodt directors;	☐	☐	☐
5h.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(g), and 5(i), the removal of information rights and board observer; and	☐	☐	☐
5i.	approve, subject to and conditional upon the approvals of Resolutions 1, 2, 3 and 4, the scheme of arrangement becoming effective, and the approval of Resolutions 5(a)-(h), certain other miscellaneous changes.	☐	☐	☐
6.	Resolution 6:			
6a.	approve, subject to and with the consent of the Irish High Court, the cancellation and extinguishment of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt's share premium account as at the date of this joint proxy statement/prospectus such that the reserve resulting from such cancellation be treated as profits available for distribution as defined by section 117 of the Irish Companies Act;	☐	☐	☐
6b.	approve, subject to the adoption of Resolution 6(a), authorizing each director, secretary or executive officer of Mallinckrodt, to proceed to seek the confirmation of the Irish High Court to a reduction of company capital by the pre-merger authorized amount.	☐	☐	☐
7.	Resolution 7:			
7a.	approve, subject to and with the consent of the Irish High Court, the cancellation and extinguishment of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt's share premium account following the closing of the transaction, such that the reserve resulting from such cancellation be treated as profits available for distribution as defined by section 117 of the Irish Companies Act;	☐	☐	☐
7b.	approve, subject to the adoption of Resolution 7(a), authorizing each director, secretary or executive officer of Mallinckrodt, to proceed to seek the confirmation of the Irish High Court to a reduction of company capital by the authorized amount.	☐	☐	☐
8.	Resolution 8: Approve the amended and restated registration rights agreement for administrative purposes and in preparation for the potential future listing of Mallinckrodt ordinary shares on the NYSE.	☐	☐	☐
9.	Resolution 9: Approve any motion by the chair to adjourn the EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve Resolutions 1 through 8.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend the meeting.	☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

V75297-S14357 Extraordinary General Meeting of Shareholders [Friday, June 13, 2025, 9:40 a.m., local time] Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380, Ireland Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: Notice and Proxy Statement, including resolutions, are available at www.proxyvote.com and in the Investor Relations section of our website at www.mallinckrodt.com. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS [JUNE 13, 2025] The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark A. Tyndall, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at [9:40 a.m., local time on Friday, June 13, 2025], at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, or, if later, immediately after the conclusion or adjournment of the preceding Court Meetings, including for the avoidance of doubt, any adjournment or postponement of the Extraordinary General Meeting, as indicated on the reverse side of this proxy card with respect to the resolutions set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting. The Board of Directors has fixed the close of business (U.S. Eastern Time) on April 29, 2025 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting, or any adjournment, postponement or continuation thereof. Your attention is directed to the joint proxy statement/prospectus for more complete information regarding the matters to be acted upon at the Extraordinary General Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side